UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016
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WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other events
Effective on March 9, 2016 the outstanding indentures for Willis North America Inc., Trinity Acquisition plc, and Willis Towers Watson Public Limited Company ("the Company") were amended to include Willis Towers Watson Sub Holdings Limited, a 100 percent owned direct subsidiary of the Company, and WTW Bermuda Holdings Ltd., a 100 percent owned indirect subsidiary of the Company, as guarantors of the outstanding senior notes issued under such indentures.
Accordingly, the Company is filing this report on Form 8-K to provide updated condensed consolidated financial information as set out in Notes 28, 29 and 30 to the Consolidated Financial Statements and Supplementary Data which are attached as Exhibit 99.1.
The information presented in this Current Report on Form 8-K has been updated for the changes described above and does not otherwise reflect events occurring after the filing date of the Company's Annual Report for the year ended December 31, 2015. This Current Report on Form 8-K should be read in conjunction with the Company's previously filed Annual Reports on Form 10-K, Quarterly Reports of Form 10-Q, Current Reports on Form 8-K, and the Company's subsequent filings with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte LLP
99.1
Consolidated Financial Statements and Supplementary Data for the three years ended December 31, 2015 (which replaces and supersedes Part II, Item 8 of the Form 10-K filed with the SEC on February 29, 2016).

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson Public Limited Company

By:	/s/ Susan D. Davies
Susan D. Davies
Controller and Principal Accounting Officer

Dated: March 10, 2016